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                                                                    EXHIBIT 10.8

                                ICOS CORPORATION

                    1991 STOCK OPTION PLAN FOR NONEMPLOYEE
                                   DIRECTORS
                   AMENDED AND RESTATED AS OF JANUARY 8, 1997



                                   ARTICLE I
                                    PURPOSE

     The purposes of the ICOS Corporation 1991 Stock Option Plan for Nonemployee Directors (the "Plan") are to attract and retain the services of experienced and knowledgeable nonemployee directors of ICOS Corporation (the "Corporation") and to provide an incentive for such directors to increase their proprietary interest in the Corporation's long-term success and progress.

                                   ARTICLE II
                           SHARES SUBJECT TO THE PLAN

     The total number of shares of common stock (the "Shares") of the Corporation for which options may be granted under the Plan is 950,000, subject to adjustment in accordance with Article VI hereof. The Shares shall be shares presently authorized but unissued or subsequently acquired by the Corporation and shall include shares representing the unexercised portion of any option granted under the Plan which expires or terminates without being exercised in full.

                                  ARTICLE III
                           ADMINISTRATION OF THE PLAN

     The administrator of the Plan (the "Plan Administrator") shall consist of a committee appointed by the Board of Directors of the Corporation (the "Board"). Subject to the terms of the Plan, the Plan Administrator shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. No member of the Plan Administrator shall participate in any vote by the Plan Administrator on any matter materially affecting the rights of any such member under the Plan.

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                                   ARTICLE IV
                           PARTICIPATION IN THE PLAN

     Each Director of the Corporation elected or appointed who is not otherwise an employee of the Corporation or any subsidiary ("Eligible Director") shall receive the following option grants under the Plan:

1.   INITIAL GRANTS

     An initial grant (an "Initial Grant") of an option to purchase that number of shares calculated by dividing $100,000 (such dollar amount to be increased by $10,000 each year for grants made in each year beginning after fiscal year 1992) by the Exercise Price, as hereinafter defined, shall automatically be granted to

     (a) each Eligible Director immediately following the Board's approval of the Plan and

     (b) each Eligible Director upon the earlier of the Director's initial election or appointment as a Director of the Corporation.

     The Initial Grants shall vest annually over two years from the earlier of the Director's initial election or appointment as a Director of the Corporation in accordance with the schedule set forth in Article V.

2.   ADDITIONAL GRANTS

     Commencing with the 1992 annual meeting of stockholders of the Corporation as specified in the Corporation's By-laws (the "Annual Meeting"), each Eligible Director shall automatically receive an additional grant (an "Additional Grant") of an option to purchase that number of shares calculated by dividing $100,000 (such dollar amount to be increased by $10,000 each year for grants made in each year beginning after fiscal year 1992) by the Exercise Price, as hereinafter defined, immediately following each year's Annual Meeting; provided that a Director who has received an Initial Grant within five months prior to an Annual Meeting shall not receive an Additional Grant until the next year's Annual Meeting.

     Additional Grants shall vest annually over two years from the earlier of the Director's initial election or appointment as a Director of the Corporation in accordance with the schedule set forth in Article V.

                                   ARTICLE V
                                  OPTION TERMS

     Each option granted to an Eligible Director under the Plan and the issuance of Shares thereunder shall be subject to the following terms:

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1.   OPTION AGREEMENT

     Each option granted under the Plan shall be evidenced by an option agreement ("Agreement") duly executed on behalf of the Corporation and by the Eligible Director to whom such option is granted. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

2.   OPTION EXERCISE PRICE

     The option exercise price (the "Exercise Price") for an option granted under the Plan shall be the fair market value of the Shares covered by the option at the time the option is granted. For purposes of the Plan, "fair market value" shall mean the closing price or, if there is no closing price, the mean between the high and low sale prices for the Shares quoted on the day of grant on the National Association of Securities Dealers, Inc. Automated Quotation System or, if the Shares are traded on an exchange, the closing price on the day of grant on the principal exchange on which such Shares are then traded.

3.   TIME AND MANNER OF EXERCISE OF OPTION

     Subject to stockholder approval of the Plan, Initial Grants and Additional Grants shall become exercisable in accordance with the following schedule and vested portions may be exercised in full at one time or in part from time to time:

Period of Optionee's Continuous Service
 as a Director With the Corporation
From the Date of Initial Election or      Portion of Grant That Is Exercisable
         Appointment
---------------------------------------   ------------------------------------

        After one year                             50%

        After two years                           100%

     Grants to Directors who have held office for two years or more shall be fully vested and immediately exercisable, subject to stockholder approval of the Plan. If the stockholders of the Corporation fail to approve the Plan at the next annual meeting of stockholders, all options granted hereunder shall be deemed null and void.

     Any option may be exercised by giving written notice, signed by the person exercising the option, to the Corporation stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares, which payment may be in whole or in part (i) in cash or by check, (ii) in shares of the common stock of the Corporation already owned for at least six (6) months by the person exercising the option, valued at fair market value at the time of such exercise, or (iii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the

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regulations of the Federal Reserve Board, to properly deliver to the Corporation the amount of sale or loan proceeds to pay the exercise price.

4.   TERM OF OPTIONS

          Each option shall expire ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as follows:

          (a) In the event of the death of an optionee, the unvested portion of the options granted to such optionee shall terminate immediately and the vested portion of the option granted to such optionee may be exercised only within two
(2) years after the date of death of such optionee or prior to the date on which the option expires by its terms, whichever is earlier, by the estate of such optionee, or by any person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Corporation or, if no such designation has been made by the person or persons to whom the optionee's rights have passed, by will or the laws of descent and distribution.

          (b) In the event that an optionee ceases to be a Director of the Corporation, the unvested portion of the options granted to such optionee shall terminate immediately and the vested portion of the option granted to such optionee may be exercised by him or her only within two (2) years after the date such optionee ceases to be a Director of the Corporation or prior to the date on which the option expires by its terms, whichever is earlier.

5.   TRANSFERABILITY

     Options granted under the Plan shall not be transferable, pledgable or assignable other than (a) by will or the laws of descent and distribution or (b) by gift or other transfer to either (i) a spouse or other immediate family member or (ii) any trust or partnership in which the original optionee or such person's spouse or other immediate family member has a substantial beneficial interest; provided, however, that any option so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the award. During an Optionee's lifetime, any options granted under this Plan are personal to the Optionee and are exercisable solely by such Optionee or a permitted assignee or transferee. An optionee may also, during the optionee's lifetime, designate a person who may exercise the option after the optionee's death by giving written notice of such designation to the Corporation (such designation may be changed from time to time by the optionee by giving written notice to the Corporation revoking any earlier designation and making a new designation). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

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6.   HOLDING PERIOD

     If an individual subject to Section 16 of the Exchange Act sells shares of Common Stock obtained upon the exercise of any option granted under this Plan within six (6) months after the date the option was granted, such sale may result in short-swing profit recovery under Section 16(b) of the Exchange Act.

7.   PARTICIPANT'S OR SUCCESSOR'S RIGHTS AS STOCKHOLDER

     Neither the recipient of an option under the Plan nor his or her successor(s) in interest shall have any rights as a stockholder of the Corporation with respect to any Shares subject to an option granted to such person until such person becomes a holder of record of such Shares.

8.   REGULATORY APPROVAL AND COMPLIANCE

     The Corporation shall not be required to issue any certificate or certificates for Shares upon the exercise of an option granted under the Plan, or record as a holder of record of Shares the name of the individual exercising an option under the Plan, without obtaining to the complete satisfaction of the Plan Administrator the approval of all regulatory bodies deemed necessary by the Plan Administrator, and without complying, to the Plan Administrator's complete satisfaction, with all rules and regulations under federal, state or local law deemed applicable by the Plan Administrator.

                                   ARTICLE VI
                              CAPITAL ADJUSTMENTS

     The aggregate number and class of Shares for which options may be granted under this Plan, the number and class of Shares covered by each outstanding option and the exercise price per share thereof (but not the total price), shall all be proportionately adjusted for any increase or decrease in the number of issued shares of the Corporation's common stock resulting from a split-up or consolidation of the Corporation's common stock or any like capital adjustment, or the payment of any stock dividend.

     Upon a merger (other than a merger of the Corporation in which the holders of the Corporation's common stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Corporation (each a "corporate transaction"), as a result of which the stockholders of the Corporation receive cash, stock or other property in exchange for or in connection with their shares of the Corporation's common stock, the optionee shall have the right immediately prior to any such corporate transaction to exercise such optionee's option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied. To the extent such option is not exercised, it shall terminate, except that in the event of a corporate transaction in which stockholders of the Corporation receive capital stock of another corporation in

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exchange for their shares of the Corporation's common stock, such unexercised option shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. Any such assumed or equivalent option shall be fully vested and exercisable with respect to the total number of shares purchasable under such option.

     Upon a merger of the Corporation in which the holders of the Corporation's common stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger, a mere reincorporation or the creation of a holding company, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such corporation, and the vesting schedule set forth herein shall continue to apply to such assumed or equivalent option.

     In the event of any adjustment in the number of Shares covered by any option, any fractional Shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full Shares resulting from such adjustment.

                                  ARTICLE VII
                              EXPENSES OF THE PLAN

     All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation, and none of such expenses shall be charged to any optionee.

                                  ARTICLE VIII
                            APPROVAL OF STOCKHOLDERS

     The Plan shall be effective upon adoption by the Board so long as it receives approval by the holders of a majority of the Corporation's outstanding shares of voting capital stock at the next Annual Meeting.

                                   ARTICLE IX
                           COMPLIANCE WITH RULE 16B-3

     It is the intention of the Corporation that the Plan comply in all respects with the requirements for a "formula plan" within the meaning attributed to that term for purposes of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act. Therefore, if any Plan provision is later found not to be in compliance with such requirements, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting such requirements.

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                                   ARTICLE X
                     TERMINATION AND AMENDMENT OF THE PLAN

     The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that if required to qualify the Plan as a formula plan for purposes of Rule 16b-3 promulgated under Section 16 of the Exchange Act, no amendment may be made more than once every six months that would change the amount, price, timing or vesting of the Initial Grants and Additional Grants, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder; and provided, further, that to the extent required by any applicable law or regulation, no amendment that would

          (a) materially increase the number of Shares that may be issued under the Plan, or

          (b) otherwise require shareholder approval under any applicable law or regulation shall be made without the approval of a majority of the shares of the Corporation's common stock represented in person or by proxy and entitled to vote on the matter at a duly held stockholders' meeting.

                                     *****

     Adopted by the Board of Directors on November 18, 1991 and approved by the stockholders on May 18, 1992.

     Amendment No. 1 (increasing the number of shares available under the plan to 600,000) adopted by the Board of Directors on March 9, 1994 and approved by the stockholders on May 11, 1994.

     Amended and restated by the Board of Directors on December 6, 1995 and approved by the stockholders on May 8, 1996 with respect to the amendment to
Article II.

     Amended and restated by the Board of Directors on January 8, 1997.

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